Exhibit 99.1

NEWS RELEASE
For Immediate Release	OTCQX: SHWZ

SCHWAZZE ANNOUNCES SECOND QUARTER RESULTS

Revenue Increases 467% to $30.7 Million Compared to $5.4 Million in Q1 2020

Adjusted EBITDA is $10.0 Million, 32.6% of Revenue

On Track to Meet Guidance of

Annual Projected Revenue of Approximately $110 Million - $125 Million

Annual Projected Adjusted EBITDA $30 Million - $36 Million

Conference Call and Webcast Scheduled for Today – 4:30 pm ET

DENVER, CO – August 16, 2021 – Schwazze, (OTCQX:SHWZ) ("Schwazze" or the “Company"), announced financial results for its second quarter year ended June 30, 2021 (“Q2 2021”).

Financial Summary for Q2 2021:

•	Revenues of $30.7 million grew 467% over Q2 2020 and 58.9% over Q1 2021
•	Gross Margin of $14.9 million was 48.5%, 576 bps better than Q2 2020 and 1,099 bps over Q1 2021
•	Adjusted EBITDA of $10.0 million was 32.6% of revenue, 239 bps above Q1 2021
•	Net Income was $4.4 million or $0.08 Diluted Earnings per share compared to a Net Loss in Q2 2020 of ($6.6) million or ($0.16) Diluted Net Loss per share and compared to a Net Loss in Q1 2021 of ($3.6) million or ($0.09) Diluted Net Loss per share
•	Cash Flow from operations for the six-month period was $1.4 million
•	Same store sales of the seventeen Star Buds dispensaries when compared to last year were $21.5M up 16%.
o	Average basket size was $61.04 up 6.4%
o	Recorded customer visits were 357,056 up 8.9%

Note: Schwazze did not own all the assets in 2020 and are using unaudited numbers for this comparison.

Other Q2 2021 Highlights

Acquisition of Southern Colorado Growers: The Company announced on June 1, 2021, that it had entered into a transaction to acquire the assets of Southern Colorado Growers in Huerfano County, Colorado; (transaction closed July 22, 2021). The acquisition includes 36 acres of land with outdoor cultivation capacity, as well as indoor, greenhouse, and hoop house cultivation facilities and equipment. This purchase expanded Schwazze’s footprint in Colorado, is the Company’s first major move into cultivation, and will provide high-end, premium cannabis directly to its Star Buds dispensaries as well as significant production of biomass for its PurpleBee’s extraction and manufacturing facility.

Acquisition of Drift Dispensaries: The Company announced that it had signed definitive documents to acquire the assets of BG3 Investments, LLC dba Drift which consists of two marijuana retail stores located in Boulder, Colorado, bringing the total number of Schwazze Colorado dispensaries to nineteen.

“We have continued to see strong revenue growth over last year and are pleased with our adjusted EBITDA results,” stated Justin Dye, CEO of Schwazze. “Furthermore, we continue to be encouraged with our retail results, which saw growing sales by 68.9% on a two-year basis. Wholesale results, led by PurpleBee’s distillate also had another record-breaking sales quarter. We continue to execute on our retail and manufacturing playbook with excellent results and with the addition of Southern Colorado Growers and Drift, we look forward to continuing to add to our portfolio of companies.”

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Second Quarter 2021 Revenue

Total revenue was $30.7 million during the three months ended June 30, 2021, compared to $5.4 million during the same period in 2020 and represents an increase of approximately 467%. Retail sales grew to $21.5 million over the quarter from $0.7 million dollars the previous year and wholesale operations revenue increased to $9.2 million from $4.1 million compared to the same period last year. Other sales decreased to $0.02 million from $0.59 million due to a reduced focus on consulting. The increase in retail and wholesale revenue is attributed to the acquisition of Mesa Organics in April 2020 and the completion of the acquisition of Star Buds in March 2021.

Total cost of goods and services were $15.8 million during the three months ended June 30, 2021, compared to $3.1 million during the same period in 2020. This increase was due to improved sales from our retail and wholesale operations.

Gross profit increased to $14.9 million during the three months ended June 30, 2021, compared to $2.3 million during the same period in 2020. Gross profit margin increased as a percentage of revenue from 48.5% to 42.7% mostly driven by the strength of Star Buds acquisition, and our consolidated purchasing approach.

Total operating expenses were $10.5 million during the second quarter compared to $8.7 million during the same period in 2020. The higher expenses were due to increased selling, general and administrative expenses, and salaries from the addition of the dispensaries.

Q2 2021 net income was $4.4 million, or a gain of approximately $0.10 per share on a basic weighted average, as compared to net loss of $6.6 million, or a loss of approximately $0.16 per share on a basic weighted average during the three months ended June 30, 2020.

Q2 2021 adjusted EBITDA was $10.0 million, representing 32.6% of revenue. This is derived from Operating Income and adjusting one-time expenses, merger and acquisition and capital raising costs, non-cash related compensation costs, and depreciation and amortization. See the financial table for Adjusted EBITDA below for details for Q2 2021 adjustments.

During the two quarters, the Company generated positive operating cash flow of $1.4 million and $19.9 million in total cash flow for the first two quarters with $21.1 million in cash and cash equivalents at the end of Q2 2021

Nancy Huber, CFO for Schwazze commented, “We continue to generate operating cash flows from our acquired businesses. This quarter we used that cash flow to make strategic inventory purchases for third quarter usage.”

2021 Guidance

The Company is reiterating its 2021 guidance which excludes transactions that are announced but not closed. Annual revenue guidance is $110 million to $125 million and projected annual adjusted EBITDA from $30 million to $36 million.

Adjusted EBITDA represents income (loss) from operations, as reported, before tax, adjusted to exclude non-recurring items, other non-cash items, including stock-based compensation expense, depreciation, and amortization, and further adjusted to remove acquisition related costs, and other one-time expenses, such as severance. The Company uses adjusted EBITDA as it believes it better explains the results of its core business. The Company has not reconciled guidance for adjusted EBITDA to the corresponding GAAP financial measure because it cannot provide guidance for the various reconciling items. The Company is unable to provide guidance for these reconciling items because it cannot determine their probable significance, as certain items are outside of its control and cannot be reasonably predicted. Accordingly, a reconciliation to the corresponding GAAP financial measure is not available without unreasonable effort.

Q2 2021 Webcast

Investors and stakeholders may participate in the conference call by dialing 416 764 8650 or by dialing North American toll free 888-664-6383 or listen to the webcast from the Company's website at https://ir.schwazze.com. The webcast will be available on the Company’s website and on replay until August 30, 2021, and may be accessed by dialing 888 390 0541 / Code 605725#.

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Following their prepared remarks, Chief Executive Officer, Justin Dye and Chief Financial Officer, Nancy Huber will answer investor questions. Investors may submit questions in advance or during the conference call itself through the weblink: https://produceredition.webcasts.com/starthere.jsp?ei=1481988&tp_key=212e8e52ee . This weblink has been posted to the Company’s website and will be archived on the website. All Company SEC filings can also be accessed on the Company website at https://ir.schwazze.com/sec-filings

About Schwazze

Schwazze (OTCQX: SHWZ) is building the premier vertically integrated cannabis company in Colorado and plans to take its operating system to other states where it can develop a differentiated leadership position. Schwazze is the parent company of a portfolio of leading cannabis businesses and brands spanning seed to sale. The Company is committed to unlocking the full potential of the cannabis plant to improve the human condition. Schwazze is anchored by a high-performance culture that combines customer-centric thinking and data science to test, measure, and drive decisions and outcomes. The Company's leadership team has deep expertise in retailing, wholesaling, and building consumer brands at Fortune 500 companies as well as in the cannabis sector. Schwazze is passionate about making a difference in our communities, promoting diversity and inclusion, and doing our part to incorporate climate-conscious best practices. Medicine Man Technologies, Inc. was Schwazze’s former operating trade name. The corporate entity continues to be named Medicine Man Technologies, Inc.

Schwazze derives its name from the pruning technique of a cannabis plant to enhance plant structure and promote healthy growth.

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MEDICINE MAN TECHNOLOGIES, INC.

CONDENSED BALANCE SHEETS

Expressed in U.S. Dollars

All accompanying notes to the financial statements can be found within the SEC Form 10-Q filed on August 16, 2021

	June 30, 2021	December 31, 2020
	(Unaudited)	(Audited)
Assets
Current assets
Cash and cash equivalents	$21,130,769	$1,231,235
Accounts receivable, net of allowance for doubtful accounts	3,204,941	1,270,380
Accounts receivable – related party	–	80,494
Inventory	9,182,942	2,619,145
Note receivable – current, net	144,223	–
Notes receivable – related party	–	181,911
Prepaid expenses	1,865,138	614,200
Total current assets	35,528,013	5,997,365
Non-current assets
Fixed assets, net accumulated depreciation of $1,291,349 and $872,579, respectively	3,476,546	2,584,798
Goodwill	41,505,944	53,046,729
Intangible assets, net accumulated amortization of $4,553,827 and $200,456, respectively	94,861,253	3,082,044
Marketable securities, net of unrealized gain (loss) of $221,257 and $(129,992), respectively	498,039	276,782
Note receivable – noncurrent, net	71,667	–
Accounts receivable – litigation	3,063,968	3,063,968
Other noncurrent assets	419,472	51,879
Operating lease right of use assets	3,934,370	2,579,036
Total non-current assets	147,831,259	64,685,236
Total assets	$183,359,272	$70,682,601
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,335,217	$3,508,478
Accounts payable – related party	40,323	48,982
Accrued expenses	10,279,124	2,705,445
Derivative liabilities	436,554	1,047,481
Deferred revenue	–	50,000
Notes payable – related party	–	5,000,000
Total current liabilities	13,091,218	12,360,386
Long-term liabilities
Long term debt	54,250,000	13,901,759
Lease liabilities	4,078,375	2,645,597
Total long-term liabilities	58,328,375	16,547,356
Total liabilities	71,419,593	28,907,742
Shareholders’ equity
Common stock $0.001 par value. 250,000,000 authorized, 42,925,303 shares issued and 42,408,259 outstanding as of June 30, 2021 and 42,601,773 shares issued and 42,169,041 outstanding as of December 31, 2020, respectively.	42,925	42,602
Preferred stock $0.001 par value. 10,000,000 authorized. 87,266 shares issued and outstanding as of June 30, 2021 and 19,716 shares issued and outstanding as of December 31, 2020, respectively.	87	20
Additional paid-in capital	158,787,183	85,357,835
Accumulated deficit	(45,373,480)	(42,293,098)
Common stock held in treasury, at cost, 517,044 shares held as of June 30, 2021 and 432,732 shares held as of December 31, 2020.	(1,517,036)	(1,332,500)
Total shareholders' equity	111,939,679	41,774,859
Total liabilities and stockholders’ equity	$183,359,272	$70,682,601

See accompanying notes to the financial statements

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MEDICINE MAN TECHNOLOGIES, INC.

CONDENSED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

For the Three Months Ended June 30, 2021, and 2020

Expressed in U.S. Dollars

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Operating revenues
Retail	$21,525,816	$732,457	$33,342,016	$732,457
Wholesale	9,186,181	4,106,197	16,632,445	6,635,128
Other	16,844	585,675	94,494	1,259,878
Total revenue	30,728,841	5,424,329	50,068,955	8,627,463
Cost of goods and services
Cost of goods and services	15,826,341	3,106,686	27,913,451	5,255,221
Total cost of goods and services	15,826,341	3,106,686	27,913,451	5,255,221
Gross profit	14,902,500	2,317,643	22,155,504	3,372,242
Operating Expenses
Selling, general and administrative expenses	4,797,495	1,088,479	7,987,134	1,755,398
Professional services	1,519,016	2,371,743	3,714,124	3,620,731
Salaries	2,992,055	2,098,291	4,861,413	4,095,327
Stock based compensation	1,153,018	3,109,091	2,636,824	4,361,822
Total operating expenses	10,461,584	8,667,604	19,199,494	13,833,278
Income (loss) from operations	4,440,916	(6,349,961)	2,956,010	(10,461,036)
Other income (expense)
Interest income (expense), net	(1,713,770)	(11,447)	(2,675,053)	36,595
Gain on forfeiture of contingent consideration	–	–	–	1,462,636
Unrealized gain (loss) on derivative liabilities	1,864,741	(348,535)	610,927	843,428
Other income (expense)	–	32,621	–	32,621
Gain (loss) on sale of assets	–	–	292,479	–
Unrealized gain (loss) on investments	6,627	81,615	221,257	110,739
Total other income (expense)	157,598	(245,746)	(1,550,390)	2,486,019
Provision for income tax (benefit) expense	228,474	–	685,088	–
Net income (loss)	$4,370,041	$(6,595,707)	$720,532	$(7,975,017)
Earnings (loss) per share attributable to common shareholders:
Basic earnings (loss) per share	$0.10	$(0.16)	$0.02	$(0.20)
Diluted earnings (loss) per share	$0.08	$(0.16)	$0.01	$(0.20)
Weighted average number of shares outstanding - basic	42,332,144	41,568,147	42,286,168	40,742,462
Weighted average number of shares outstanding - diluted	53,975,521	41,568,147	53,886,727	40,742,462

Comprehensive income (loss)	$4,370,041	$(6,595,707)	$720,532	$(7,975,017)

See accompanying notes to the financial statements

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MEDICINE MAN TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS (UNAUDITED)

For the Three Months Ended June 30, 2021 and 2020

Expressed in U.S. Dollars

	For the Six Months Ended June 30,
	2021	2020
Cash flows from operating activities
Net income (loss) for the period	$720,532	$(7,975,017)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	4,807,147	94,269
Gain on forfeiture of contingent consideration	–	–
(Gain) loss on change in derivative liabilities	(610,927)	(2,306,064)
(Gain) loss on investment, net	(221,257)	(110,739)
(Gain) loss on sale of asset	(292,479)	–
Stock based compensation	2,636,824	4,361,822
Changes in operating assets and liabilities
Accounts receivable	(1,854,067)	780,772
Inventory	(3,368,807)	445,345
Prepaid expenses and other current assets	(1,250,938)	107,417
Other assets	(367,593)	(41,879)
Operating lease right of use assets and liabilities	77,444	16,773
Accounts payable and other liabilities	1,169,537	575,153
Deferred Revenue	(50,000)	–
Income taxes payables	–	(1,940)
Net cash provided by (used in) operating activities	1,395,416	(4,054,088)

Cash flows from investing activities
Purchase of fixed assets - net	(1,203,180)	(593,785)
Cash consideration for acquisition of business	(66,082,072)	(2,609,500)
Collection (issuance) of notes receivable	181,911	(50,390)
Purchase of intangible assets	(29,580)	–
Net cash (used in) investing activities	(67,132,921)	(3,253,675)

Cash flows from financing activities
Proceeds from issuance of debt, net	40,348,241	374,500
Repayment of notes payable	(5,000,000)	–
Proceeds from issuance of stock, net of issuance costs	50,282,798	–
Net cash provided by financing activities	85,631,039	374,500

Net (decrease) increase in cash and cash equivalents	19,893,534	(6,933,263)
Cash and cash equivalents at beginning of period	1,237,235	12,351,580
Cash and cash equivalents at end of period	$21,130,769	$5,418,317

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,131,495	$–

See accompanying notes to the financial statements

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MEDICINE MAN TECHNOLOGIES, INC.

Adjusted EBITDA Reconciliation

Non-GAAP measurement

(UNAUDITED)

For the Three Months Ended June 30, 2021

Expressed in U.S. Dollars

	Three Months Ended June 30, 2021
	2021	2020

Operating Income	$4,440,915	$(6,349,961)

Addbacks:
Non- Cash Stock Compensation	1,153,018	3,109,091
Deal Related Expenses	916,471	2,245,683
Capital Raise Related Expenses	230,970	(19,062)
Depreciation and Amortization	3,016,579	91,084
Severance	125,826	103,785
Retention Program Expenses	29,687	–
Employee Relocation Expenses	18,391	25,490
Other non-recurring items	90,012	–
Total Addbacks	5,580,954	5,556,071

Adjusted EBITDA	$10,021,869	$(793,890)

Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “may,” “estimates”, “predicts,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control and cannot be predicted or quantified. Consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our products and product candidates on a commercial scale on our own or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; (v) difficulties in securing regulatory approval to market our products and product candidates; (vi) our ability to successfully execute our growth strategy in Colorado and outside the state, (vii) our ability to identify and consummate future acquisitions that meet our criteria, (viii) our ability to successfully integrate acquired businesses and realize synergies therefrom, (ix) the actual revenues derived from the Company’s Star Buds assets, (x) the Company’s actual revenue and adjusted EBITDA for 2021, (xi) the Company’s ability to generate positive cash flow for the rest of 2021 (xii) the ongoing COVID-19 pandemic, (xiii) the timing and extent of governmental stimulus programs, and (xiv) the uncertainty in the application of federal, state and local laws to our business, and any changes in such laws. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise except as required by law.

Investors Joanne Jobin Investor Relations Joanne.jobin@schwazze.com 647 964 0292	Media Julie Suntrup, Schwazze Vice President | Marketing & Merchandising julie.suntrup@schwazze.com 303 371 0387

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